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                                                                       EXHIBIT 3
                                                    [Restated Electronically for
                                                       SEC Filing Purposes Only]


                                RESTATED CHARTER

                                O'CHARLEY'S INC.

        Article I. The name of the Corporation is O'Charley's Inc., incorporated on or about January 19, 1984.

        Article II.  The duration of the Corporation is perpetual.

        Article III. The street address of the principal and registered office and the registered agent of the Corporation in the State of Tennessee shall be:

               Gregory L. Burns
               Suite 102, One Lakeview Place
               25 Century Boulevard
               Nashville, Tennessee  37214

        Article IV.  The Corporation is for profit.

        Article V. The purpose or purposes for which the corporation is organized are:

               (a) To establish, build, purchase, lease, own, acquire, improve, manage and operate restaurants and eating places of all kinds;

               (b) To manufacture, purchase, acquire, own, use, deal in, sell and dispose of food products of all kinds and any ingredients, articles, material, licenses, equipment and property related or incidental thereto;

               (c) To acquire, own, hold, assign, sell and dispose of and operate franchises for the purposes enumerated herein and set as a franchisor or franchisee in connection therewith;

               (d)  To engage in any lawful business; and



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               (e) To do all things necessary or appropriate in connection or associated with all or any of the above.

        The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Tennessee Business Corporation Act or as the Act shall hereafter be amended.

        Article VI. The maximum number of shares of stock the corporation is authorized to issue is:

               (A) Fifty million (50,000,000) shares of Common Stock.

               (B) One Hundred Thousand (100,000) shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to divide preferred stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

               (C) Series A Junior Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article VI of the Restated Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Junior Preferred Stock out of the class of 100,000 shares of preferred stock, no par value per share (the "Preferred Stock"), having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

                   (1) Designation and Amount. The shares of such series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 50,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                   (2) Dividends and Distributions. Subject to the prior and
               superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred Stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1000) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the Common Stock. In the event that the Corporation shall at any time after December 8, 2000 (the "Rights Dividend Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of


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               Common Stock; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (3) Voting Rights. The holders of Units of Series A Preferred
               Stock shall have the following voting rights:

                   (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) Except as otherwise provided herein or by law, the
               holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                   (C) Except as set forth herein or required by law, holders of
               Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

                   (4) Reacquired Shares. Any Units of Series A Preferred Stock
               purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.



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                   (5) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Units of Series A Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the Common Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) increase by way of stock split or similar transaction the number of outstanding shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (6) Share Exchange, Merger, Etc. In case the Corporation
               shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (7) Redemption. The Units of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series A Preferred Stock in any other manner permitted by law and the Restated Charter or Bylaws of the Corporation.

                   (8) Ranking. The Units of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock


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               that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                   (9) Amendment. The Restated Charter, including without
               limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

                   (10) Fractional Shares. The Series A Preferred Stock may be
               issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

        Article VII. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

        Any director may be removed from office but only for cause by the affirmative vote of the



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holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into class pursuant to this Article VII unless expressly provided by such terms. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining preferred directors may fill the vacancy for the unexpired term.

        Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this Article VII.

        Article VIII. To the fullest extent permitted by the Tennessee Business Corporation Act as the same is effective on the date hereof or may hereafter be amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

        Article IX. The Bylaws of this Corporation may be amended, altered, modified or repealed by resolution adopted by the Board of Directors subject to any provisions of law then applicable.

        Article X.

               (A) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding and convertible into shares of Common Stock of this Corporation, the affirmative vote of at least 80% of the outstanding shares of Common Stock held by shareholders other than the "related person" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of this Corporation with any related person; provided, however, that such voting requirement shall not be applicable if:

               (1) The business combination was approved by the Board of Directors of the




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        Corporation either (a) prior to the acquisition by such related person of the beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the corporation, or (b) after such acquisition, but only so long as such related person has sought and obtained the unanimous approval by the Board of Directors of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

               (2) The business combination is solely between this Corporation and another corporation, 50% or more of the voting stock of which is owned by a related person; provided that each shareholder of this Corporation receives the same type of consideration in such transaction in proportion to his stockholdings; or

               (3) All of the following conditions are satisfied:

                   (a) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this Corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this Corporation's Common Stock, or (ii) an amount which bears the same or a greater percentage relationship to the market price of this Corporation's Common Stock immediately prior to the commencement of acquisition of this Corporation's Common Stock by such related person, but in no event in excess of two times the highest per share price determined in (i), above; and

                   (b) After becoming a related person and prior to the
               consummation of such business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this Corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this Article or as a result of a pro rata stock dividend or stock split) and (ii) such related person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this Corporation, or made any major changes in this Corporation's business or equity capital structure; and

                   (c) A proxy statement complying with the requirements of the
               Securities Exchange Act of 1934, whether or not this Corporation is then subject to such requirements, shall be mailed to the public shareholders of this Corporation for the purpose of soliciting shareholders approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the



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               continuing directors, or any outside directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public shareholders of this Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by this Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such related person and, it there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

        For purposes of this Article:

        (1) The term "business combination" shall mean (a) any merger or consolidation of this Corporation with or into a related person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a related person, (c) any merger or consolidation of a related person with or into this Corporation or a subsidiary of this Corporation, (d) any sale, lease exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this Corporation or a subsidiary of this Corporation, (e) the issuance of any securities of this Corporation or a subsidiary of this Corporation to a related person, (f) the acquisition by this Corporation or a subsidiary of this Corporation of any securities of a related person, (g) any reclassification of Common Stock of this Corporation, or any recapitalization involving Common Stock of this Corporation, consummated within five years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

        (2) The term "related person" shall mean and include any individual, corporation, partnership or other person or entity which, together with their "affiliates" and "associates" (defined below), "beneficially" owns (as this term is defined in Rule l3d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule l2b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity;

        (3) The term "substantial part" shall mean more than ten percent of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        (4) Without limitation, any shares of Common Stock of this Corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;



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        (5) For the purpose of subparagraph (a)(3) of this Article, the term
"other consideration to be received" shall include, without limitation, Common Stock of this Corporation retained by its existing public shareholders in the event of a business combination with such related person in which this Corporation is the surviving corporation; and

        (6) With respect to any proposed business combination, the term "continuing director" shall mean a director who was a member of the Board of Directors of this Corporation immediately prior to the time that any related person involved in the proposed business combination acquired 20% or more of the outstanding shares of Common Stock of the Corporation, and the term "outside director" shall mean a director who is not (a) an officer or employee of this Corporation or any relative of an officer or employee, (b) a related person or an officer, director employee, associate or affiliate of a related person, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with this Corporation.







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